UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2016

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002
(Address of principal executive offices) (Zip Code)

(713) 335-5151
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 9, 2016, PROS, Inc. (the “Company”), a wholly owned subsidiary of the Registrant, entered into the Fifth Amendment to Office Lease (the “Fifth Amendment”), amending the Company’s existing lease with Houston Community College Systems, dated January 31, 2001 (as amended), for its headquarters at 3100 Main Street, Houston, Texas (the “Existing Lease”).  The Fifth Amendment, among other things, amends the rental rate and extends the term of the Existing Lease through October 31, 2019 unless earlier terminated or extended pursuant to the terms of the Existing Lease.

The foregoing description is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 9, 2016, the Company entered into the Fifth Amendment as described in Item 1.01 above. The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Fifth Amendment to the Office Lease, dated June 9, 2016, by and between PROS, Inc. and Houston Community College System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: June 14, 2016
/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.1	Fifth Amendment to Office Lease, dated June 9, 2016, by and between PROS, Inc., and Houston Community College System